Exhibit 10.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

Between

J. MERLIN BENNER

PHILLIP J. BENNER

JONAS M. BENNER

BENJAMIN P. BENNER

ANGELICA M. BENNER

And

DARKPULSE, INC.

dated as of

August 24, 2022

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of August 24, 2022 (the “Effective Date”), is entered into by, between, and among J. Merlin Benner, Phillip J. Benner, Benjamin P. Benner, Jonas M. Benner, and Angelica M. Benner (collectively referred to as the “Sellers”), who own forty percent (40%) of the equity interests of Remote Intelligence, Limited Liability Company, a Pennsylvania limited liability company (the “Company”), and DarkPulse, Inc., a Delaware corporation (the “Buyer” or “DarkPulse”). Each of the Buyer and the Sellers shall be referred to herein as a “Party”, and, together, as the “Parties.”

RECITALS

WHEREAS, on August 30, 2021, the Buyer purchased from the Seller sixty percent (60%) of the equity interests of the Company pursuant to a Membership Interest Purchase Agreement (the “MIPA”);

WHEREAS, the Sellers own, in the aggregate, the remaining forty percent (40%) of the equity interests (the “Membership Interest”) in the Company;

WHEREAS, the Sellers wishes to sell to the Buyer, and the Buyer wishes to purchase from the Sellers, the Membership Interest so that, upon closing, the Buyer shall own all of the equity in the Company and the Company shall become a wholly-owned subsidiary of the Buyer, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 “Action” means a claim, action, suit, proceeding, or governmental investigation.

Section 1.02 “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

Section 1.03 “Assignment and Assumption” shall have the meaning set forth in Section 5.01(a).

Section 1.04 “Business Day” means any day of the year other than a Saturday or Sunday or any day on which banks in the State of New York are required or permitted to be closed.

Section 1.05 [Reserved.]

Section 1.06 “Certificate of Formation” shall have the meaning set forth in Section 3.03.

Section 1.07 “Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition from the Buyer by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Buyer (other than by the Sellers or their Affiliates), (b) the Buyer merges into or consolidates with any other Person, or any Person merges into or consolidates with the Buyer and, after giving effect to such transaction, the stockholders of the Buyer immediately prior to such transaction own less than 50% of the aggregate voting power of the Buyer or the successor entity of such transaction, or (c) the Buyer sells, licenses or transfers all or substantially all of the assets of the Company.

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Section 1.08 “Closing” means the closing of the transactions contemplated by this Agreement.

Section 1.09 “Closing Date” means the date of execution of this Agreement.

Section 1.10 “Code” means the Internal Revenue Code of 1986, as amended.

Section 1.11 “Common Stock” means the common stock of the Buyer, par value $0.0001, and any other class of securities into which such securities may hereafter be reclassified or changed.

Section 1.12 “Common Stock Consideration” shall have the meaning set forth in Section 2.02(a).

Section 1.13 “Common Stock Equivalents” means any securities of the Buyer or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

Section 1.14 “Confidential Information” means any information with respect to the Company, including methods of operation, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

Section 1.15 “Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

Section 1.16 The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 1.17 “Disclosure Schedule” means the Disclosure Schedule delivered by the Sellers concurrently with the execution and delivery of this Agreement.

Section 1.18 “Encumbrance” means any mortgage, pledge, lien, charge, security interest, community property interest, claim, or other encumbrance.

Section 1.19 “Exchange Act” the U.S. Securities Exchange Act of 1934, as amended.

Section 1.20 “Exempt Issuance” means the issuance and sale of (a) shares of Common Stock or options to employees, officers or directors of the Buyer pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Buyer’s board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Buyer, (b) securities upon the exercise or exchange of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Buyer, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Buyer and shall provide to the Buyer significant benefits in addition to the investment of funds.

Section 1.21 “GAAP” means generally accepting accounting principles in the United States of America.

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Section 1.22 “Governing Documents” means, with respect to an entity, the entity’s articles of incorporation, articles of organization, certificate of incorporation, certificate of formation, charter, bylaws, operating agreement, Operating Agreement, or other certificates, instruments, documents, or agreements adopted to govern the formation or internal affairs of the entity, as applicable, including any and all amendments or restatements to such documents.

Section 1.23 “Governmental Authorities” means any court, tribunal, arbitrator, agency, commission, department, ministry, official, authority, or other instrumentality of any national, state, county, city, or other political subdivision.

Section 1.24 “Indemnified Party” shall have the meaning set forth in Section 7.04.

Section 1.25 “Indemnifying Party” shall have the meaning set forth in Section 7.04.

Section 1.26 “Liability” shall have the meaning set forth in Section 4.09.

Section 1.27 “Loss” means all claims, judgments, damages, liabilities, settlements, losses, costs, and expenses, including reasonable attorneys’ fees and disbursements.

Section 1.28 “Material Adverse Effect” means any result, occurrence, fact, change, event or effect that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the long-term projected business, operations, assets, liabilities, condition (financial or otherwise) or results of, in each case, of the Buyer and its subsidiaries taken as a whole.

Section 1.29 “Operating Agreement” shall have the meaning set forth in Section 3.03.

Section 1.30 “Permits” means all permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from governmental authorities.

Section 1.31 “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

Section 1.32 “Profitability” means EBITDA equal to or higher than the total debt owed by the Company.

Section 1.33 “Purchase Price” shall have the meaning set forth in Section 2.02.

Section 1.34 “Securities Act” means the U.S. Securities Act of 1933, as amended.

Section 1.35 “SEC Reports” shall have the meaning set forth in Section 4.06.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Sellers shall sell to the Buyer, and the Buyer shall purchase from the Sellers, all of Sellers’ rights, title, and interests in and to the Membership Interest, free and clear of any undisclosed Encumbrance, for the consideration specified in Section 2.02. At the Closing, the Company shall become a wholly-owned subsidiary of the Buyer and the Buyer shall own all of the equity interests in the Company. For purposes of this Agreement, all of the Sellers’ rights, title, and interests in and to the Membership Interest shall include, but are not limited to: (a) Sellers’ capital accounts in the Company; (b) Sellers’ rights to share in the profits and losses of the Company; (c) Sellers’ rights to receive distributions from the Company; (d) Sellers’ debt obligations for the Company; and (e) the exercise of all member rights, including the voting rights attributable to the Membership Interest.

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Section 2.02 Purchase Price. The aggregate purchase price for the Membership Interest (the “Purchase Price”) is comprised of the following:

(a)	Assumption of Debt. On the Closing Date, the Buyer shall assume legal responsibility for the payment of any and all debt of the Company that is not labelled under the column “Personal Loans” or “DarkPulse Loans”, which is listed on Schedule 1 of the Assignment and Assumption Agreement, which is attached and incorporated into this Agreement as Exhibit A, herein; however, all personal guarantees provided by the Sellers and their affiliates will continue to be in place (the “Assumption of Debt”). At Closing, all debts, liabilities, obligations, restrictions, and duties of the Company shall become the debts, liabilities, obligations, restrictions, and duties of the Buyer as provided in Schedule 1 of the Assignment and Assumption Agreement (the “Assumed Debt”).

(b)	Payment of Shareholder Loans. If the Company has six (6) months or two (2) quarters of Profitability, then the Buyer agrees to pay the debt of the Company that is labelled under the column “Personal Loans” or “DarkPulse Loans”, which is listed on Schedule 2 of the attached Assignment and Assumption Agreement, which is attached and incorporated into this Agreement as Exhibit A, herein (the “Shareholder Loans”). Payment of the Shareholder Loans shall be made within fifteen (15) days of the Company achieving six (6) months or two (2) quarters of Profitability.

(c)	Shares Held in Escrow. Within thirty (30) days of the Effective Date and on the Closing Date, each of J. Merlin Benner and Phillip J. Benner shall tender to the Buyer for escrow (the “Share Escrow”) Five Million (5,000,000) shares of the Buyer previously issued to the Seller pursuant to the MIPA (the “Shares”). The Shares shall be released from escrow to Messrs. Benner within fifteen (15) days of the Company achieving six (6) months of Profitability. In the event the Company does not achieve six (6) months of Profitability within twenty-four (24) months of the date of the Agreement, the Shares shall be cancelled.

(d)	Employment Contracts. On the Closing Date, the Buyer and the Sellers shall execute an employment agreement for each of the Sellers in substantially the same form as Exhibit B, which is attached and incorporated into this Agreement.

Section 2.03 Closing. The Closing shall take place simultaneously on the Closing Date remotely via the electronic exchange of signatures. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. (EST) on the Closing Date.

Section 2.04 Transfer Taxes. Each of the Parties shall pay for their respective sales, use, or transfer taxes, documentary charges, recording fees, or similar taxes, charges, fees, or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers, jointly and severally, represents and warrants to the Buyer that the statements contained in this ARTICLE III are true and correct as of the Closing Date. For purposes of this ARTICLE III, “Sellers’ knowledge,” “knowledge of the Sellers,” and any similar phrases shall mean the actual or constructive knowledge of Sellers, after reasonable inquiry.

Section 3.01 Capacity and Authority of the Sellers; Enforceability. The Sellers have full capacity, power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the Sellers, and (assuming due authorization, execution, and delivery by the Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of the Sellers, enforceable against the Sellers in accordance with their respective terms.

Section 3.02 [RESERVED].

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Section 3.03 No Conflicts; Consents. The execution, delivery, and performance by the Sellers of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the Governing Documents of the Company; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Sellers or the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of, any obligation or loss of any benefit under any contract or other instrument to which the Sellers or the Company is a party; (d) result in any violation, conflict with, or constitute a default under the Company’s Governing Documents, including the certificate of formation of the Company filed with the Pennsylvania Secretary of State on May 6, 2013, as amended or restated (the “Certificate of Formation”) and the operating agreement of the Company dated April 19, 2013, as amended or restated (the “Operating Agreement”); or (e) result in the creation or imposition of any Encumbrance on the Membership Interest. No consent, approval, waiver, or authorization is required to be obtained by the Sellers or the Company from any Person in connection with the execution, delivery, and performance by the Sellers of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.04 Legal Proceedings; No Material Adverse Effect. There is no Action of any nature pending or, to Sellers’ knowledge, threatened: (a) against or by the Sellers relating to or affecting the Membership Interest; or (b) against or by the Sellers or the Company that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. There is no Action against any current, or to the Sellers’ knowledge, former member, manager, or employee of the Company with respect to which the Company has, or is reasonably likely to have, an indemnification obligation. No event has occurred and no circumstances exist that may give rise to, or serve as a basis for, any such Action. No circumstance or state of affairs exists that would reasonably be expected to result in a material adverse effect on the Company’s long-term project assets, liabilities, condition (financial or otherwise) or results of operations.

Section 3.05 Ownership of Membership Interest.

(a) The Sellers are the legal, beneficial, record, and equitable owners of the Membership Interest, free and clear of all Encumbrances whatsoever. The Membership Interest constitutes, in the aggregate, forty percent (40%) of the issued and outstanding equity interests in the Company and is the only remaining equity interests in the Company not owned by the Buyer. There are no outstanding warrants, options, agreements or any other instruments that give any Person the right to purchase, subscribe for or otherwise acquire any equity interests in the Company.

(b) The Membership Interest was issued in compliance with applicable laws. The Membership Interest was not issued in violation of the Governing Documents of the Company or any other agreement, arrangement, or commitment to which the Sellers or the Company are a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c) Other than the Governing Documents of the Company, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any part of the Membership Interest.

Section 3.06 Governing Documents. The Certificate of Formation and the Operating Agreement of the Company are in full force and effect and are the only documents in effect with respect to the matters described therein.

Section 3.07 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers.

Section 3.08 Compliance with Laws; Permits.

(a) The Company has complied, and is now complying, in all material respects, with all statutes, laws, ordinances, regulations, rules, codes, treaties, or other requirements of any governmental authority applicable to it or its business, properties, or assets.

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(b) All Permits that are required for the Company to conduct its business have been obtained and are valid and in full force and effect. No event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

Section 3.09 Taxes. To the Sellers’ knowledge: (a) all tax returns (including information returns) required to be filed on or before the Closing Date by the Company have been timely filed; (b) all such tax returns are true, complete, and correct in all respects; (c) all taxes due and owing by the Company (whether or not shown on any tax return) have been timely paid; (d) all deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid; and (e) there are no pending or threatened actions by any taxing authority.

Section 3.10 Existing Debt Obligations. The debt obligations of the Company contained in Schedule 1 constitutes all of the existing debt obligations of the Company as of the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Sellers that the statements contained in this ARTICLE IV are true and correct as of the Closing Date. For purposes of this ARTICLE IV, “Buyer’s knowledge,” “knowledge of the Buyer,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of the Buyer, after reasonable inquiry.

Section 4.01 Capacity/Organization and Authority of Buyer; Enforceability. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery, and performance by the Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by the Buyer and, assuming due authorization, execution, and delivery by the Sellers, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by the Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, bylaws, or other governing documents of the Buyer; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Buyer; or (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of, any obligation or loss of any benefit under any contract or other instrument to which the Buyer is a party. No consent, approval, waiver, or authorization is required to be obtained by the Buyer from any Person in connection with the execution, delivery, and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Investment Purpose. The Buyer is acquiring the Membership Interest solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Buyer acknowledges that the Membership Interest is not registered under the Securities Act, or registered under any state securities laws, and that the Membership Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

Section 4.05 Legal Proceedings. There is no Action of any nature pending or, to the Buyer’s knowledge, threatened against or by the Buyer that (i) challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement or (ii) could result in any material liability to the Buyer. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

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Section 4.06 SEC Reports; Financial Statements. The Buyer has filed all Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K required to be filed by the Buyer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Buyer was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Buyer and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.07 No Material Adverse Effect. Since the date of the Buyer’s latest Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever was filed last, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.

ARTICLE V

CLOSING DELIVERABLES

Section 5.01 Sellers’ Deliverables. At the Closing, the Sellers shall deliver to the Buyer the following:

(a) The Assignment and Assumption Agreement, in the form attached hereto as Exhibit A (the “Assignment and Assumption”), executed by the Sellers.

(b) Copies of the resignation or resignations of the Seller and any representatives of the Seller, effective as of the Effective Date, if the Seller or any of its representatives are serving as a manager, on the management committee, or similar governing body of the Company, or as an officer of the Company.

(b) Executed Employment Agreements for each of the Sellers, which are attached to this Agreement as Exhibit B.

(c) Any documents (including the share certificate and medallion guarantee) required by the Buyer’s transfer agent to effect the Share Escrow.

(d) A statement from the Company meeting the requirements of Treasury Regulations Section 1.1445-11T(d)(2)(i) certifying that transfers of interests in the Company are not subject to withholding under Section 1445 of the Code and the Treasury Regulations thereunder or a certification dated as of the Closing Date sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445(b)(3) of the Code, stating that the Company is not and has not been a “United States real property holding corporation” (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, as applicable.

(e) A Form W-8 completed by each of the Sellers.

Section 5.02 Buyer’s Deliverables. At the Closing, the Buyer shall deliver the following to the Sellers:

(a) Any documents required for the Assumption of Debt by the Buyer;

(b) The Assignment and Assumption, executed by Buyer.

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(c) A certificate of the principal executive officer of the Buyer certifying as to: (i) the resolutions of the board of directors of the Buyer, duly adopted and in full force and effect, which authorize the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (ii) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

(d) Executed Employment Agreements for each of the Sellers, which are attached to this Agreement as Exhibit B.

ARTICLE VI

TAX MATTERS

Section 6.01 Tax Return and Tax Audit Procedures. The Sellers shall facilitate the making or otherwise cause the Company to make an election under Section 6226 of the Code with respect to any tax proceeding relating to a taxable period ending on or before the Closing Date as to which such an election is available. Sellers shall prepare or cause to be prepared any Internal Revenue Service Form 1065 or Form 1120, as applicable (and any similar form or forms for state and local income tax purposes), that is required to be filed by or with respect to the Company after the Closing Date with respect to any taxable period ending on or before the Closing Date. If the Sellers are not authorized under applicable law to execute and file aforementioned tax return, the Buyer shall execute and file (or cause to be filed) such tax returns, as prepared by the Sellers, with the appropriate taxing authority. The Buyer shall not, and shall not cause or permit the Company to (i) amend any tax returns filed with respect to any taxable period ending on or before the Closing Date or (ii) make any tax election that has retroactive effect to any such year, in each case, without the prior written consent of the Sellers. The Buyer agrees that, as applicable, (x) the Company will join the consolidated income tax return group of which the Buyer is the parent corporation for U.S. federal income tax purposes (and for purposes of any similar applicable state, local or foreign laws) at the end of the Closing Date pursuant to Treasury Regulation Section 1.1502-76(b)(1)(ii)(A) and (y) as a result, the Company will have a short tax year ending on (and including) the Closing Date and will be included in the consolidated group’s U.S. federal (and similar applicable state, local or foreign) income tax returns starting the day after the Closing Date.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Survival of Representations and Covenants. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall survive the Closing.

Section 7.02 Indemnification by the Sellers. Subject to the other terms and conditions of this ARTICLE VII, the Sellers shall defend, indemnify, and hold harmless the Buyer, its Affiliates, and their respective directors, managers, officers, and employees from and against:

(a) a Loss arising from or relating to any inaccuracy in or breach of any of the representations or warranties of the Sellers contained in this Agreement or any document delivered in connection herewith; or

(b) any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Sellers pursuant to this Agreement or any document delivered in connection herewith.

Section 7.03 Indemnification by the Buyer. Subject to the other terms and conditions of this ARTICLE VII, the Buyer shall defend, indemnify, and hold harmless the Sellers from and against all Losses arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of the Buyer contained in this Agreement or any document delivered in connection herewith;

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Buyer pursuant to this Agreement or any document delivered in connection herewith; or

(c) any breach or non-fulfillment of any obligation under Section 2.02, including the Assumption of Debt and Payment of Shareholder Loans provisions.

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Section 7.04 Indemnification Procedures. No claim for indemnification may be asserted after the date that is eighteen (18) months after the Closing Date. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations hereunder. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

Section 7.05 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VII, the Indemnifying Party shall satisfy its obligations within 15 Business Days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. In addition to any rights of setoff or other similar rights that the Buyer may have at common law or otherwise, and notwithstanding anything to the contrary herein, the Buyer shall have the right to withhold and deduct from any payment under Section 2.02(b) that would be otherwise payable hereunder any sum that (i) is owed to the Buyer under this ARTICLE VII, subject to the limitations in this ARTICLE VII or (ii) the Buyer reasonably and in good faith believes may be owed to it or any Buyer Indemnified Party under this ARTICLE VII, subject to the limitations in this ARTICLE VII. The Buyer shall exercise the foregoing right of setoff by delivering a written notice to the Sellers. If the amount of any Losses relating to claims for indemnification made by the Buyer that is setoff against any payment under Section 2.02(b) is finally determined, and no longer subject to appeal, not to be owed to the Buyer pursuant to the terms hereof, such setoff amount shall be promptly funded with 6% interest, and in any event within twenty (20) Business Days, by the Buyer to the Sellers and distributed as set forth in this ARTICLE VII.

Section 7.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by applicable law.

Section 7.07 Effect of Investigation. The Buyer’s right to indemnification or other remedy based on the representations, warranties, covenants, and agreements of the Sellers contained herein will not be affected by any investigation conducted by the Buyer, or any knowledge acquired by the Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or agreement.

Section 7.08 Exclusive Remedies. The rights and remedies provided in this ARTICLE VII are exclusive and in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 8.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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Section 8.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.03):

If to Sellers: with a copy to: (which shall not constitute notice)

J. Merlin Benner

PO Box 226

Haines, AK 99827

E-mail: merlinbenner@gmail.com

Phillip J. Benner

14 Garrett Lane

Liberty, PA 16930

E-mail: Philbenner@gmail.com

Jonas M. Benner

2780 Hills Creek Road

Wellsboro, PA 16901

E-mail: jonasbenner226@gmail.com

Benjamin P. Benner

76 Pleasant Drive

Lawrenceville, PA 16929

E-mail: Ben.benner3@gmail.com

Angelica M. Benner

711 Washington Avenue, Apartment 1

Carnegie, PA 15106

E-mail: bennerangelica@gmail.com

Ozdinec & Witzel, LLC One Landmark North

20399 Route 19

STE 206

Cranberry Twp., PA 16066

Email: mozdinec@ozwitz.com

Attention: Michael Ozdinec

If to Buyer:	DarkPulse, Inc. 815 Walker Street Suite 1155 Houston, TX 77002 Email: doleary@darkpulse.com
with a copy to: (which shall not constitute notice)	Business Legal Advisors, LLC 14888 Auburn Sky Drive Draper, UT 84020 Email: brian@businesslegaladvisor.com Attention: Brian Higley

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Section 8.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith, the Exhibits, and the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the terms and provisions in the body of this Agreement shall control.

Section 8.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 8.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto.

Section 8.10 Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.11 Governing Law. This Agreement and all related documents shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction).

Section 8.12 Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Texas in each case located in the City of Houston and County of Harris, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 8.13 Attorney Fees. In the event of any dispute between the parties concerning the terms and provisions of this Agreement, the Party prevailing in such dispute shall be entitled to collect from the other Party all costs incurred in such dispute, including reasonable attorneys’ fees.

Section 8.14 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 8.15 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party hereto: (a) agrees that it shall not oppose the granting of such specific performance or relief; and (b) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 8.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

SELLERS:

By:	/s/ J. Merlin Benner
Name:	J. Merlin Benner

By:	/s/ Phillip J. Benner
Name:	Phillip J. Benner

By:	/s/ Jonas M. Benner
Name:	Jonas M. Benner

By:	/s/ Benjamin P. Benner
Name:	Benjamin P. Benner

By:	/s/ Angelica M. Benner
Name:	Angelica M. Benner

BUYER:

DARKPULSE, INC.
a Delaware corporation

By:	/s/ Dennis O’Leary
Name:	Dennis O’Leary
Title:	Chief Executive Officer

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EXHIBIT A

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the "AAA Agreement"), is effective on the Closing Date, as defined by the Membership Interest Purchase Agreement dated August 24, 2022 (the "Effective Date"), by, between, and among J. Merlin Benner, Phillip J. Benner, Benjamin P. Benner, Jonas M. Benner, and Angelica M. Benner (collectively referred to as the “Sellers”) and DarkPulse, Inc., a Delaware corporation (the “Buyer” or “DarkPulse”). Each of the Buyer and the Sellers shall be referred to herein as a “Party”, and, together, as the “Parties.”

WHEREAS, Sellers and Buyer have entered into a certain Membership Interest Purchase Agreement, dated as of August 24, 2022 (the "Purchase Agreement"), pursuant to which, among other things, Sellers have agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Sellers’ duties and obligations under, the Assumption of Debt, as shown in Schedule 1, and Payment of Shareholder Loans, as shown in Schedule 1, (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                   Definitions. All capitalized terms used in the AAA Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2.                   Assignment and Assumption. Sellers hereby sell, assign, grant, convey and transfer to Buyer all of Sellers’ right, title and interest in and to the Assumption of Debt and Payment of Shareholder Loans as shown on Schedule 1, which is attached and incorporated into this AAA Agreement. Buyer hereby accepts such assignment and assumes all of Sellers’ duties and obligations under the Assumption of Debt and Payment of Shareholder Loans and agrees to pay, perform and discharge, as and when due, all of the obligations of Sellers under the Assumption of Debt and Payment of Shareholder Loans which are now due or accrue on and after the Effective Date.

3.                   Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assumption of Debt and Payment of Shareholder Loans are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.                   Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule.

5.                   Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same. A signed copy of this AAA Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this AAA Agreement.

6.                   Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this AAA Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement to be effective as of the date first above written.

SELLERS:

By_____________________

Name: J. Merlin Benner

By_____________________

Name: Phillip J. Benner

By_____________________

Name: Jonas M. Benner

By_____________________

Name: Benjamin P. Benner

By_____________________

Name: Angelica M. Benner

BUYER:

DARKPULSE, INC. A Delaware Corporation
By_____________________ Name: Dennis O’Leary Title: Chief Executive Officer

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Schedule 1

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EXHIBIT B

Employment Agreement

This Employment Agreement (the "Agreement") is made and entered into as of August ______, 2022, by and between ____________________ (the "Executive") and Remote Intelligence, Limited Liability Company, a Pennsylvania limited liability company, (referred to as the "Company").

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1.              Term. The Executive's employment hereunder shall be effective as of the date of the Membership Interest Purchase Agreement dated ________________ (the "Effective Date") and shall continue until the third anniversary thereof, unless terminated earlier pursuant to Section 5 of this Agreement; provided that, on such third anniversary of the Effective Date and each annual anniversary thereafter (such date and each annual anniversary thereof, a "Renewal Date"), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term of the Agreement at least sixty (60) days' prior to the applicable Renewal Date. The period during which the Executive is employed by the Company is hereinafter referred to as the "Employment Term."

2.              Position and Duties.

2.1                Position. During the Employment Term, the Executive shall serve as the ____________________ of the Company, reporting to DarkPulse, Inc. (“DarkPulse”) a Delaware corporation. In such position, the Executive shall have such duties, authority, and responsibilities as shall be determined from time to time by DarkPulse, which duties, authority, and responsibilities are consistent with the Executive's position.

2.2                Duties. During the Employment Term, the Executive shall devote substantially all of the Executive's business time and attention to the performance of the Executive's duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would substantially conflict or interfere with the performance of such services.

3.              Place of Performance. The principal place of Executive's employment shall be the Executive’s home office; however, the principal place of Executive’s employment may be modified at the discretion of the Company.

4.              Compensation.

4.1                Base Salary. The Company shall pay the Executive an annual base salary of $____________ in periodic installments in accordance with the Company's customary payroll practices and applicable wage payment laws, but no less frequently than monthly. Executive's base salary may not be decreased during the Employment Term without the Executive's consent.

4.2                Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company.

4.3                Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the Executive in connection with the performance of the Executive's duties hereunder in accordance with the Company's expense reimbursement policies and procedures.

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4.4                Indemnification. In the event that the Executive is made a party or threatened to be made by a third-party to a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that the Executive is or was a director or officer of the Company, or any affiliate of the Company, or is or was serving at the request of the Company as a director, officer, member, employee, or agent of another corporation or a partnership, joint venture, trust, or other enterprise, except in the event of Executive’s gross negligence, willful misconduct, or bad faith, the Executive shall be indemnified and held harmless by the Company to the fullest extent applicable to any other officer or director of the Company from and against any liabilities, costs, claims, and expenses, including all costs and expenses incurred in defense of any Proceeding, including attorneys' fees.

5.              Termination of Employment. The Employment Term and the Executive's employment hereunder may be terminated by either the Company or the Executive at any time and for any reason; provided that, either party shall be required to give the other party at least sixty (60) days advance written notice of any termination of the Executive's employment. On termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the compensation and benefits described in this Agreement and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

5.1                Notice of Termination. Any termination of the Executive's employment hereunder by the Company or by the Executive during the Employment Term shall be communicated by written notice of termination ("Notice of Termination") to the other party hereto in accordance with Section 13. The Notice of Termination shall specify:

(a)                 the termination provision of this Agreement relied upon;

(b)                to the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

(c)                 the applicable Termination Date.

5.2                Termination Date. The Executive's "Termination Date" shall be:

(a)                 If the Executive's employment hereunder terminates on account of the Executive's death, the date of the Executive's death;

(b)                If the Executive's employment hereunder is terminated on account of the Executive's disability, the date that it is determined that the Executive has an incapacity due to physical or mental illness to perform his or her full-time duties with the Company for a continuous period of three months or an aggregate of four months in any 12 month period;

(c)                 If the Company terminates the Executive's employment for any other reason, then the date specified in the Notice of Termination, which shall be no less than sixty (60) days following the date on which the Notice of Termination is delivered. Upon Notice of Termination, the Company shall have the option to provide the Executive with a lump sum payment equal to sixty (60) days' of the Executive’s base salary in lieu of such notice, which shall be paid in a lump sum on the Executive's Termination Date and for all purposes of this Agreement, then the Executive's Termination Date shall be the date on which such Notice of Termination is delivered;

(d)                If the Executive terminates the Executive's employment with or without good reason, the date specified in the Executive's Notice of Termination shall be no less than sixty (60) days following the date on which the Notice of Termination is delivered; provided that, the Company may waive all or any part of the sixty (60) day notice period for no consideration by giving written notice to the Executive and the Executive's Termination Date shall be the date determined by the Company; and

(e)                 If the Executive's employment hereunder terminates because either party provides notice of non-renewal pursuant to Section 1, the Renewal Date immediately following the date on which the applicable party delivers notice of non-renewal.

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5.3                Exit Obligations. Upon (a) voluntary or involuntary termination of the Executive's employment or (b) the Company's request at any time during the Executive's employment, the Executive shall (i) provide or return to the Company any and all Company property and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any confidential information or work product, that are in the possession or control of the Executive, whether they were provided to the Executive by the Company or any of its business associates or created by the Executive in connection with the Executive's employment by the Company.

6.              Non-Competition and Non-Solicitation.

6.1                The Executive will not, while an employee of the Company, and for a period of one (1) year following the termination of his or her employment (the “Restriction Period” as further defined below), directly or indirectly, without the prior written consent of the Company:

(a)                 engage in any of the same or substantially similar activities, duties, or responsibilities in the line of business or relating to the line of business that the Executive had responsibility for or knowledge of while an employee of the Company, for any other company that competes with such line of business of the Company;

(b)                solicit or attempt to solicit any customer or client, or actively sought prospective customer or client, of the Company with respect to the businesses actively operated by the Company; or

(c)                 assist any person or entity in any way to do, or attempt to do, anything prohibited by (a) or (b) above; or

(d)                solicit, recruit or hire to work for the Executive or any organization with which the Executive is connected, any employees of the Company or any persons who, within one (1) year of such solicitation, recruitment or hire, have worked for the Company; or

(e)                 solicit or encourage any employee of the Company to leave the services of the Company; or

(f)                  intentionally interfere with the relationship of the Company with any person who is employed by or otherwise engaged to perform services for the Company; provided, that neither (I) the general advertisement for employees or the general solicitation of employees by a recruiter, nor (II) the Executive's being named as an employment reference for a current or former employee of the Company and responding to ordinary course inquiries made of the Executive by prospective employers of such employee in connection with such reference, shall be deemed a violation of this clause (f).

The “Restriction Period” means the one-year period following the cessation of the Executive’s employment with the Company for any reason. The Restriction Period shall be tolled during (and shall be deemed automatically extended by) any period in which the Employee is in violation of the provisions of this Section 6.

6.2                Notwithstanding anything to the contrary contained in this Agreement, the foregoing covenant will not be deemed breached as a result of the Employee’s passive ownership of less than an aggregate of 5% of any class of securities of any entity listed in Section 6; provided, however, that such stock is listed on a national securities exchange or is quoted on the National Market System of NASDAQ.

6.3                If any provision or clause of this Agreement, or portion thereof , is held by any court or other tribunal of competent jurisdiction to be illegal, invalid, unreasonable, or otherwise unenforceable against the Executive, the remainder of such provision shall not be thereby affected and will be deemed to be modified to the minimum extent necessary to remain in force and effect for the longest period and largest geographic area that would not constitute such an unreasonable or unenforceable restriction. It is the express intention of the parties that, if any court or other tribunal of competent jurisdiction construes any provision or clause of this Agreement, or portion thereof, is held by any court or other tribunal of competent jurisdiction to be illegal, invalid, unreasonable, or otherwise unenforceable against the Executive because of the duration of such provision, the scope of the subject matter, or the geographic area covered thereby, such court or tribunal shall reduce the duration, scope, or area of such provision, and, in its reduced form, such provision shall then be enforceable and be enforced. Moreover, notwithstanding the fact that any provision of this Section 6 is determined not to be enforceable in equity, the Company will nevertheless be entitled to recover monetary damages as a result of the Executive's breach of such provision.

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6.4                The Executive hereby agrees that prior to accepting employment with any other person or entity during any period during which the Executive remains subject to any of the covenants set forth in Section 6, the Executive shall provide such prospective employer with written notice of such provisions of this Agreement, with a copy of such notice delivered simultaneously to the Company.

7.              Intellectual Property.

7.1                Any intellectual property, including, but not limited to, any ideas, inventions, patents, trademarks, service marks, copyrights, creations, know how, work product, and other developments or improvements, if any, patented or unpatented, that Executive, alone or with others, conceived, created, invented, developed, reduced to practice, or caused to be conceived and or caused to be reduced to practice prior to the earlier of (a) commencement of Executive’s employment with the Company or (b) when Executive first provided services to Company, is listed on Schedule 3 attached hereto (“Prior Inventions”).

7.2                Except with respect to Prior Inventions, all right, title, and interest of every kind and nature, whether now known or unknown, in and to any and all intellectual property, including, but not limited to, any ideas, inventions, patents, trademarks, service marks, copyrights, creations, know how, work product, properties and other developments or improvements, patented or unpatented, conceived, created, invented, written, developed, furnished, produced, disclosed, reduced to practice, or caused to be conceived and or caused to be reduced to practice in whole or in part, alone or with others, whether or not during working hours, by Executive during the term of Executive’s employment with Company and for six (6) months thereafter, that are within the scope of Company’s business operations or that relate to any of Company’s work or projects, will, as and between Company and Executive, be and remain the sole and exclusive property of Company for any and all purposes and uses, and Executive hereby assigns , and agrees to assign, all rights thereto to Company. Intellectual property may be in any form including, but not limited to, written, oral, electronic, digital, or other form.

7.3                Work Made for Hire. Any work of Executive for which a copyright could be claimed developed in the course of Executive’s employment with Company will be deemed “work made for hire” under federal copyright law and all ownership rights to such work belong exclusively to Company. To the extent any invention does not qualify as a work for hire under applicable law, and to the extent any invention is subject to copyright, patent, trade secret, or other proprietary right protection, Executive hereby assigns, and agrees to assign, all rights therein to Company.

7.4                Pre-Existing Work. If, in the course of Executive’s relationship with Company, Executive uses, relies upon, provides, or incorporates any Prior Invention or any other intellectual property Executive owns, or in which Executive has an interest, into any idea, invention, patent, trademark, service mark, copyright, creation, know how, work product, and other development or improvement conceived, created, invented, written, developed, furnished, produced, or disclosed in whole or in part, alone or with others, whether or not during working hours, by Executive during the term of Executive’s employment with Company, Executive hereby grants Company, under all of Executive’s intellectual property and proprietary rights, the following worldwide, non-exclusive, perpetual, irrevocable, royalty free, fully paid up rights: (a) to make, use, copy, modify, and create derivative works of such intellectual property; (b) to publicly perform or display, import, broadcast, transmit, distribute, license, offer to sell, and sell, rent, lease or lend copies of the intellectual property, and derivative works of the intellectual property; and (c) to sublicense the rights in this Section 7 to third parties.

7.5                Required Undertakings. Executive agrees, both while an employee of Company and thereafter, to assist Company and its owners and affiliates, at Company’s sole expense, in any and all attempts to obtain patents, copyrights, and/or trademarks or other intellectual property protection on any work Executive participated in developing and agrees to execute all documents necessary to obtain such rights in the name of or to transfer such rights to Company. If, because of Executive’s mental or physical incapacity or for any other reason whatsoever, after the Company’s reasonable effort to secure Executive’s signature, Company is unable to secure Executive’s signature to apply for or pursue any patents, copyrights, or other protection for any invention assigned to Company under this Agreement or otherwise, Executive irrevocably designates and appoints Company and its duly authorized officers as Executive’s agent and attorney-in-fact to act for Executive and on Executive’s behalf and stead to file any applications and to do all other lawfully-permitted acts to further the prosecution and issuance of any patents, copyrights, or other protections with the same legal force and effect as if executed by Executive.

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7.6                Limited Exclusion. This Section 7 does not apply to any inventions or intellectual property for which no equipment, supplies, facility or confidential information of Company was used, and which was developed entirely on Executive’s own time, and (a) which does not relate (i) directly or indirectly to the business of Company or (ii) to Company’s actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by Executive for Company.

8.              Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Texas without regard to conflict of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the State of Texas. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

9.              Non-Disparagement. Executive agrees that during and after Executive’s period of employment with Company, Executive will not, publicly or privately, disparage or defame Company or its affiliates, or any of Company’s or its affiliates’ employees, officers, directors, or agents.

10.           Injunctive Relief. In the event of a breach or threatened breach of any covenant herein, Executive agrees that Company will be irreparably harmed, that money damages alone cannot adequately compensate Company, and that Company shall be entitled to temporary and injunctive relief as well as all applicable remedies at law or in equity available to Company against Executive including, if the Company is the prevailing party in an action to enforce the terms of this Agreement, reasonable attorneys’ fees and costs incurred in bringing any action against Executive or otherwise enforcing the terms of this Agreement. Executive further agrees that in any such action, Company shall be entitled to relief without posting any bond or security.

11.           Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

12.           Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and the Company. Any waiver of any term of this Agreement by a party shall not be deemed a waiver of any other provision or condition of this Agreement, nor shall the failure of or delay in exercising any right, power, or privilege under this Agreement operate as a waiver of such right, power, or privilege.

13.           Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable, such holding shall not affect the validity of the remainder of this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the provision, deleting any or all of the provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent of the parties.

14.           Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

15.           Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

16.           Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

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17.           Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to Executive: with a copy to: (which shall not constitute notice)

____________________

____________________

____________________

E-mail: ____________________

Ozdinec & Witzel, LLC

One Landmark North

20399 Route 19

STE 206

Cranberry Twp., PA 16066

Email: mozdinec@ozwitz.com

Attention: Michael Ozdinec

If to Company:	DarkPulse, Inc. 815 Walker Street Suite 1155 Houston, TX 77002 Email: doleary@darkpulse.com
with a copy to: (which shall not constitute notice)	Business Legal Advisors, LLC 14888 Auburn Sky Drive Draper, UT 84020 Email: brian@businesslegaladvisor.com Attention: Brian Higley

18.           Representations of the Executive. The Executive represents and warrants to the Company that the Executive's acceptance of employment with the Company and the performance of duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which the Executive is a party or is otherwise bound.

19.           Withholding. The Company shall have the right to withhold from any amount payable hereunder any federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

20.           Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

21.           Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE'S CHOICE BEFORE SIGNING THIS AGREEMENT.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REMOTE INTELLIGENCE, LLC

By_____________________ Name: [NAME OF OFFICER] Title: [TITLE OF OFFICER]

EXECUTIVE
Signature: _____________________ _____________________

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